UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2009

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Rose Tree Corporate Center II
1400 N. Providence Road, Suite 2000
Media, Pennsylvania 19063-2076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 744-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Foamex L.P., the primary operating subsidiary of Foamex International Inc. (collectively, the “Company”) did not make the scheduled payment of approximately $7.3 million of interest due on January 21, 2009 on its first lien and second lien term loans.  As a result, an event of default has occurred under the credit agreements governing first lien term loan, second lien term loan and revolving loans (the “Loans”).  Such event of default would enable the holders of the Loans to declare the full amount of the Loans immediately due and payable in the event the Company does not obtain forbearance agreements from its lenders.

On January 23, 2009, the Company issued a press release announcing that it is engaged in discussions with certain lenders under the credit agreements governing its first lien term loans and  its revolving loans.

A copy of the press release announcing an update on interest payments is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated January 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2009

FOAMEX INTERNATIONAL INC.

By:	/s/ Andrew R. Prusky
Name:	Andrew R. Prusky
Title:	Senior Vice President, Legal

EXHIBITS

99.1	Press Release, dated January 23, 2009.